UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2014, RAIT Financial Trust ("RAIT," "we", "us" or "our") entered into an underwriting agreement (the "Underwriting Agreement") with Barclays Capital Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the "Underwriters"), with respect to the offer and sale (the "Offering") by RAIT of 10,000,000 shares of RAIT’s common shares of beneficial interest, par value $0.03 per share ("Common Shares"), at a public offering price of $8.52 per Common Share, on the terms set forth therein. As part of the Offering, RAIT granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 Common Shares (the "Option").

The Underwriting Agreement contains customary representations, warranties and agreements of RAIT, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, RAIT agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses.

On January 17, 2014, RAIT issued and sold 10,000,000 Common Shares pursuant to the Offering. The net proceeds to RAIT from the Offering were approximately $82.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by RAIT. The Offering was made pursuant to the prospectus supplement dated January 14, 2014 and the accompanying base prospectus dated September 9, 2011, filed with the Securities and Exchange Commission (the "Commission") pursuant to RAIT’s effective registration statement on Form S-3 (File No. 333-175901) (the "Registration Statement"), which was declared effective by the Commission on September 9, 2011.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time-to-time for which they have received customary fees and reimbursement of expenses and may, from time-to-time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. In addition, we are engaged in customary financing arrangements with affiliates of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, underwriters in this offering, and affiliates of these underwriters may receive a portion of the proceeds of this offering to the extent that we elect to use the proceeds to satisfy our obligations under these financing arrangements. An affiliate of Barclays Capital Inc. also acts as hedge counterparty in connection with a capped call transaction we entered into in December 2013 in connection with the pricing of an underwritten public offering of our 4.00% Convertible Senior Notes due 2033.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Duane Morris LLP relating to the legality of the issuance and sale of Common Shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Ledgewood, a professional corporation, as to tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1. This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 8.1, Exhibit 23.1 and Exhibit 23.2 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

1.1 Underwriting Agreement, dated January 14, 2014, by and among RAIT Financial Trust, Barclays Capital Inc. and Deutsche Bank Securities Inc.

5.1 Opinion of Duane Morris LLP as to validity of the Common Shares.

8.1 Opinion of Ledgewood, a professional corporation, as to tax matters.

23.1 Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2 Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

January 17, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated January 14, 2014 among RAIT Financial Trust, Barclays Capital Inc. and Deutsche Bank Securities Inc.
5.1	Opinion of Duane Morris LLP as to validity of the Common Shares (including Exhibit 23.1 Consent of Duane Morris LLP).
8.1	Opinion of Ledgewood, a professional corporation, as to tax matters (including Exhibit 23.2 Consent of Ledgewood, a professional corporation).